CONTACTS:       Rodney C. Sacks
                Chairman and Chief Executive Officer
                (951) 739-6200

                Hilton H. Schlosberg
                Vice Chairman
                951) 739-6200

                Roger S. Pondel
                PondelWilkinson Inc.
                (310) 279-5980


                   HANSEN NATURAL CORPORATION REPORTS RECORD
                        THIRD QUARTER SALES AND PROFITS

              -- Net Sales Double, Net Income More Than Triples --


Corona, CA - November 9, 2005 - Hansen Natural Corporation (NASDAQ:HANS) today reported record sales and profits for the third quarter ended September 30, 2005.

     Gross sales for the 2005 third quarter increased 88.3% to $126.4 million from $67.1 million a year earlier. Net sales for the third quarter doubled to $105.4 million from $52.6 million a year ago.

     Operating income for the 2005 third quarter advanced 238.3% to $33.6 million from $9.9 million a year ago. Net income for the third quarter increased 249.1% to $20.2 million, or $0.83 per diluted share, from $5.8 million, or $0.24 per diluted share, last year.

     Gross sales for the nine months ended September 30, 2005 rose 85.9% to $301.8 million from $162.3 million a year earlier. Net sales for the nine months ended September 30, 2005 were up 93.0% to $250.9 million from $130.0 million a year earlier.

     Operating income for the nine months ended September 30, 2005 advanced 235.2% to $73.7 million from $22.0 million a year ago. Net income for the first nine months of 2005 increased 239.5% to $44.3 million, or $1.84 per diluted share, from $13.1 million, or $0.56 per diluted share, last year.

                                     (more)

     Gross profit as a percentage of net sales for the 2005 third quarter increased to 52.5% from 45.2% for the comparable 2004 quarter. Gross profit as a percentage of net sales for the nine months ended September 30, 2005 rose to 52.1% from 45.0% a year ago.

     Rodney C. Sacks, chairman and chief executive officer, said, "Our continued exceptional performance reflects the company's growing position in the energy drink market. Consumer demand continues to grow for Monster EnergyTM drinks, which include Lo-Carb Monster EnergyTM drinks, Monster EnergyTM "Assault"TM drinks, (introduced in September 2004) and Monster Energy(tm) Khaos drinks (introduced in August 2005). All of these products contributed significantly to the increase in sales."

     Sacks said that the net sales increase also reflects higher sales of Lost(r) energy drinks (introduced in January 2004), along with Hansen's(r) apple juice and juice blends, sales of JokerTM energy drinks (introduced in January
2005), and RumbaTM energy juice (introduced in December 2004), as well as increased sales of Hansen's(r) children's juice drinks in aseptic packaging.

     The sales increase was partially off-set by lower sales primarily of smoothies in cans, natural sodas and Hansen's(r) energy and functional drinks.

     Hansen Natural Corporation markets and distributes Hansen's(r) Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade(r) energy sports drinks, E20 Energy Water(r), functional drinks, Sparkling Lemonades and Orangeades, multi-vitamin juice drinks in aseptic packaging, Junior Juice(r) juice, iced teas, lemonades and juice cocktails, apple juice, cider and juice blends, Blue Sky(r) brand carbonated beverages and Monster Energy(tm) brand, Lost(tm) Energy brand and Joker(tm) Energy brand energy drinks. Hansen can be found on the Web at www.hansens.com.

     Certain statements made in this announcement may constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability. Management cautions that these statements are qualified by their terms/or important factors, many of which are outside of the control of the company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following:
Changes in consumer preferences, changes in demand that are weather related, particularly in areas outside of California, competitive pricing pressures, changes in the price and/or availability of raw materials for the company's products, the availability of production and/or suitable facilities, the marketing efforts of the distributors of the company's products, most of which distribute products that are competitive with the products of the company, the introduction of new products, as well as unilateral decisions that may be made by grocery chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the company's products that they are carrying at any time. Management further notes that the company's plans and results may be affected by any change in the availability of the company's credit facilities and the actions of its creditors.

                                 (table below)

                           HANSEN NATURAL CORPORATION
                       Consolidated Statements of Income
        For the Three and Nine Months Ended September 30, 2005 and 2004


                                                 Three Months Ended                   Nine Months Ended
                                                   September 30,                        September 30,
                                       ----------------------------------   -----------------------------------
                                             2005              2004                  2005                2004
                                      -----------------  ----------------   ----------------   ----------------

GROSS SALES, net of                      $ 126,384,787     $  67,128,607      $ 301,846,541       $ 162,337,851
  discounts & returns

LESS: Promotional and
     other allowances                       20,963,333        14,487,130         50,970,260          32,334,048
                                      -----------------  ----------------   ----------------   ----------------
NET SALES                                  105,421,454        52,641,477        250,876,281         130,003,803
COST OF SALES                               50,077,785        28,832,269        120,276,216          71,527,845
                                      -----------------  ----------------   ----------------   ----------------
GROSS PROFIT                                55,343,669        23,809,208        130,600,065          58,475,958
OPERATING EXPENSES:
Selling, general and
     administrative                         21,752,406        13,865,099         56,902,380          36,443,831
Amortization of trademark                       16,008            19,278             44,092              58,643
                                      -----------------  ----------------   ----------------   ----------------
     Total operating expenses               21,768,414        13,884,377         56,946,472          36,502,474
                                      -----------------  ----------------   ----------------   ----------------
OPERATING INCOME                            35,575,255         9,924,831         73,653,593          21,973,484

NET NONOPERATING
     INCOME (EXPENSE)                          323,452            (8,104)           694,846            (27,152)
                                      -----------------  ----------------   ----------------   ----------------
INCOME BEFORE
     PROVISION FOR
     INCOME TAXES                           33,898,707         9,916,727         74,348,439         21,946,332
                                      -----------------  ----------------   ----------------   ----------------
PROVISION FOR
     INCOME TAXES                           13,653,339         4,118,079         30,012,660          8,886,254
                                      -----------------  ----------------   ----------------   ----------------
NET INCOME                               $  20,245,368     $   5,798,648      $  44,335,779       $ 13,060,078
                                      =================  ================   ================   ================
NET INCOME PER COMMON SHARE:
     Basic                               $        0.92     $        0.27      $        2.01       $       0.62
                                      =================  ================   ================   ================
     Diluted                             $        0.83     $        0.24      $        1.84       $       0.56
                                      =================  ================   ================   ================
NUMBER OF COMMON SHARES USED
     IN PER SHARE COMPUTATIONS:
     Basic                                  22,119,949        21,632,314         22,008,204         21,182,718
                                      =================  ================   ================   ================
     Diluted                                24,334,342        23,685,608         24,127,346         23,472,094
                                      =================  ================   ================   ================

                           HANSEN NATURAL CORPORATION
                      Condensed Consolidated Balance Sheets
                 As of September 30, 2005 and December 31, 2004
                                   (Unaudited)


                                                                               September 30,       December 31,
                                                                                  2005                 2004
                                                                           -------------------   -----------------

                                ASSETS
                                ------
CURRENT ASSETS:
Cash and cash equivalents                                                       $  41,282,143        $  3,676,119
Short-term investments                                                              8,651,544          17,300,000
Accounts receivable (net of allowance for doubtful accounts, sales returns and cash discounts of $1,284,999 in 2005 and
   $1,252,101 in 2004 and reserve for promotional allowances of
   $8,853,753 in 2005 and $6,269,744 in 2004)                                      34,418,030          12,650,055
Inventories, net                                                                   28,856,129          22,406,054
Prepaid expenses and other current assets                                             645,273             638,967
Prepaid income taxes                                                                3,513,671
Deferred income tax asset                                                           5,107,676           3,708,942
                                                                           -------------------   -----------------
     Total current assets                                                         122,474,466          60,380,137

PROPERTY AND EQUIPMENT, net                                                         3,719,187           2,964,064

INTANGIBLE AND OTHER ASSETS:
Trademarks (net of accumulated amortization of
     $263,356 in 2005 and $219,264 in 2004)                                        18,411,080          18,351,804
Deposits and other assets                                                             736,479             326,312
                                                                           -------------------   -----------------
     Total intangible and other assets                                             19,147,559          18,678,116
                                                                           -------------------   -----------------
                                                                                $ 145,341,212        $ 82,022,317
                                                                           ===================   =================

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------
CURRENT LIABILITIES:
Accounts payable                                                                $  29,036,921        $ 14,542,753
Accrued liabilities                                                                 2,680,959           1,582,968
Accrued compensation                                                                2,372,357           1,831,627
Current portion of long-term debt                                                     717,792             437,366
Income taxes payable                                                                                      346,449
                                                                           -------------------   -----------------
     Total current liabilities                                                     34,808,029          18,741,163

LONG-TERM DEBT, less current portion                                                   13,143             146,486

DEFERRED INCOME TAX LIABILITY                                                       5,264,649           4,563,439

COMMITMENTS AND CONTINGENCIES                                                               -                   -

SHAREHOLDERS' EQUITY:
Common stock - $0.005 par value; 30,000,000 shares authorized;
     22,575,146 shares issued, 22,161,624 outstanding in 2005;
     11,119,864 shares issued, 10,913,013 outstanding in 2004                         112,876              55,599
Additional paid-in capital                                                         18,160,907          15,813,541
Retained earnings                                                                  87,796,153          43,516,634
Common stock in treasury, at cost; 413,522 shares in 2005
     and 206,761 shares in 2004                                                      (814,545)           (814,545)
                                                                           -------------------   -----------------
     Total shareholders' equity                                                   105,255,391          58,571,229
                                                                           -------------------   -----------------
                                                                                $ 145,341,212        $ 82,022,317
                                                                           ===================   =================